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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:     April 10, 2001

                               ISOMET CORPORATION
             (Exact name of registrant as specified in its charter)

       New Jersey                    0-4671                      22-1591074
(State of Incorporation)    (Commission File Number)       (IRS Employer ID No.)

                              5263 Port Royal Road
                          Springfield, Virginia  22151

               (Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (703) 321-8301

Former name or former address, if changed since last report: N/A
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Information included in this report:
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Item 9.    Regulation FD Disclosure

ISOMET Corporation ("Registrant") distributed the following press release on April 10, 2001:


                             FOR IMMEDIATE RELEASE


                      ISOMET ANNOUNCES ORDER CANCELLATIONS

Springfield, Virginia, April 10, 2001 - Isomet Corporation (Nasdaq-SCM: IOMT) announced today that approximately $3.6 million of $4.7 million in backlog orders from a customer in the fiberoptic industry have been cancelled due to market conditions affecting the customer for the remainder of 2001. Since a substantial quantity of these orders would not be delivered in a twelve (12) month period, the underlying supply agreement, dated March 29, 2000, has been terminated. Future requirements from this customer, if any, will be procured on an individual order basis.

The Company has delivered approximately $500,000 against the original $4.7 million of orders and is scheduled to deliver an additional $600,000 over the balance of FY2001.

This development follows notice from the customer to Isomet in March, 2001 of a significant delay in deliveries against these orders, which was recently announced by the Company.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained herein which are not historical fact are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, those risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. Furthermore, the Company does not intend (and is not obligated) to update publicly any forward-looking statement.

Company Contact:                Jerry W. Rayburn
                                (703) 321-8301

                                Dated:  April 10, 2001

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ISOMET Corporation

Date: April 10, 2001      By:   /s/
                              --------------------------------
                                Name: Jerry W. Rayburn
                                Title:   Executive Vice President, Finance